Exhibit 3.7

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GRANT GEOPHYSICAL, INC.

Grant Geophysical, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.             The Company’s original certificate of incorporation was filed with the Secretary of State of Delaware on September IS, 1997, amended and restated on December 24, 1997, and amended and restated on June 5, 1998. The Company was originally organized under the name “Grant Acquisition Corporation,” and the Company’s name was changed to “Grant Geophysical, Inc.” by the amendment dated December 24, 1997.

2.             Pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), the amendments to the Company’s Certificate of Incorporation contained herein have been duly adopted by resolution of the Board of Directors of the Company and approved by written consent of the holders of a majority of the outstanding common stock and voting power of the Company.

3.             Pursuant to Section 245 of the DGCL, this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Company and restates in its entirety the provisions of the Company’s Certificate of Incorporation, amends the Company’s Certificate of Incorporation by adding those provisions approved by written consent of the holders of a majority of the outstanding common stock and voting power of the Company pursuant to Section 242 of the DGCL and provides for the deletion of provisions intentionally omitted in reliance upon Section 245(c) of the DGCL.

4.             The Amended and Restated Certificate of Incorporation shall read as follows:

FIRST.            The name of the corporation is Grant Geophysical, Inc. (the “Company”).

SECOND. The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Company’s registered agent at such address is The Corporation Trust Company.

THIRD.          The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

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FOURTH. Section 1. Authorized Stock The Company has the authority to issue an aggregate of 60,000,000 shares of capital stock, of which 50,000,000 shares shall be designated Common Stock, $0,001 par value per share, and 10,000,000 shares shall be designated Preferred Stock, $0,001 par value per share (the “Preferred Stock”).

Section 2. Preferred Stock. Preferred Stock may be issued from time to time in one or more series or classes as shall be determined from time to time by the Board of Directors. Preferred Stock, and each series or class thereof, shall have such voting rights, designations, preferences and relative, participating, optional and other special rights, qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

FIFTH.           In furtherance and not in limitation of the powers conferred by the General Corporation Law of the Stale of Delaware, the Board of Directors shall have the power to adopt, amend and repeal the By-laws of the Corporation by the affirmative vote of a majority of the entire Board of Directors.

SIXTH.           The provisions of Section 203 of the DGCL or any statute of like tenor or effect that is hereafter enacted shall not apply to the Company.

SEVENTH. To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his duties as a director of the Company. Any repeal or modification of this Article Seventh will not adversely affect any right or protection of a director of the Company existing prior to such repeal or modification.

EIGHTH. Each person who is or was or had agreed to become a director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company or as a director, officer , employee or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company to the full extent permitted by the DGCL or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Eighth; (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled or any contract approved by a majority of the entire Board of Directors (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the filing of this Certificate of Incorporation. Without limiting the generality or the effect of the foregoing, the Company may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided by this Article Eighth or the DGCL. Any amendment or repeal of, or adoption of any provision inconsistent with this Article Eighth will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal or adoption and no such amendment, repeal, or adoption will atlect the

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legality, validity or enforeeability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

NINTH.          The books of the Company may be kept (subject to any requirement of the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Company.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be executed in its corporate name by it* President and Chief Executive Officer and attested by its Secretary both thereto duly authorized this 12th day of August, 1999.

GRANT GEOPHYSICAL, INC.

	By:	/s/ Richard H. Ward
Richard H. Ward
President and Chief
Executive Officer

Attest:

Michael P. Keiman
Secretary

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CERTIFICATE OF DESIGNATIONS

of

8% EXCHANGEABLE PREFERRED STOCK

of

GRANT GEOPHYSICAL, INC.

(Pursuant to Section 151(g) of the

Delaware General Corporation Law)

Grant Geophysical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted at a meeting of the board of directors of the Company (the “Board of Directors”) on August 13, 1999 pursuant to Section 151(g) of the Delaware General Corporation Law:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors hereby creates a series of Preferred Stock, par value $0,001 per share, of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “8% Exchangeable Preferred Stock” (the “8% Exchangeable Preferred Stock”) and the number of shares constituting the 8% Exchangeable Preferred Stock shall be one hundred twenty thousand (120,000). Such number of shares may be increased or decreased at any time by resolution of the Board of Directors; provided, however, no decrease shall reduce the number of shares of 8% Exchangeable Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants for, or upon the conversion or exchange of any outstanding securities issued by the Company convertible or exchangeable into 8% Exchangeable Preferred Stock.

Section 2. Liquidation. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Company, out of the assets available for distribution to shareholders, the 8% Exchangeable Preferred Stock shall be entitled to receive, in preference to any payment to the common stock, $0.001 par value per share (the “Common Stock”), and any other stock of the Company ranking junior to the 8% Exchangeable Preferred Stock, $ 100 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid on each such share up to the date fixed for distribution (the “Preferred Liquidation Value”).  After the 8% Exchangeable

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Preferred Stock has been paid, the remaining assets shall be paid to the Common Stock and other junior classes of stock in accordance with their respective priority, if any. In the event the net assets of the Company are insufficient to pay the holders of the 8% Exchangeable Preferred Stock the full amount of their preference set forth above, then the remaining net assets of the Company shall be divided among and paid to the holders of the shares of 8% Exchangeable Preferred Slock ratably per share in proportion to the full per share amounts to which they are entitled, and the Common Stock and other junior classes of stock will receive nothing.

Section 3. Dividends. The 8% Exchangeable Preferred Stock is entitled to receive, out of legally available funds, cumulative dividends (“Preferred Dividends”) from the issuance date thereof at the annual rate of eight percent (8%) of the Preferred Liquidation Value per share. All Preferred Dividends shall be payable quarterly on the first business day of each January, April, July and October of each year (each, a “Dividend Payment Date”) commencing on October 1,1999, to each holder of record at the start of business on such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of 8% Exchangeable Preferred Stock and to accumulate from the issuance date of such shares whether or not earned or declared, but Preferred Dividends for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 365-day year for the actual number of days elapsed. Interest shall accrue on accumulated but unpaid Preferred Dividends at the Default Rate (as defined below). At the Company’s option, any Preferred Dividend may be paid, in whole or in part, in fully paid and nonassessable shares of 8% Exchangeable Preferred Stock having an aggregate Preferred Liquidation Value equal to the amount of the cash dividend that otherwise would have been required to be paid pursuant to this Section 3. The “Default Rate” shall be 12% per annum.

Section 4. Exchange. The holders of shares of 8% Exchangeable Preferred Stock have the following exchange rights;

(a)           Definitions. For purposes of this Section 4, the following definitions shall apply:

(i) “Capital Stock” shall mean Common Stock and any other capital stock of the Company authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in the Company, whether voting or nonvoling, including without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents and securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

(ii) “Initial Public Offering” shall mean the consummation of an underwritten public offering of Common Stock of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended, after the Issuance Date (other than any registration statement relating to warrants, options or shares of capital stock granted or to be granted or sold primarily to employees, directors or officers of the Company, a registration statement filed pursuant to Rule 145 under the Securities Act of 1933, as amended, or any successor rule, a registration statement relating to employee benefit plans

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or interests therein and any registration statement covering preferred stock or securities issued in connection with any debt or preferred stock financing of the Company) wherein the aggregate net proceeds (after deducting all costs, discounts, commissions and other expenses of the offering) to the Company, the selling shareholders or the Company and the selling shareholders are at least $25 million.

(iii) “Issuance Date” shall mean, with respect to the 8% Exchangeable Preferred Stock, the first date on which the Company issued any shares of such 8% Exchangeable Preferred Stock.

(iv) “New Securities” shall mean any Capital Stock other than shares of Common Stock outstanding on the Issuance Date; provided that the term “New Securities” does not include (A) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock, (B) the issuance of Common Stock of the Company pursuant to an Initial Public Offering, (C) the issuance of shares of Common Stock in connection with a merger or securities issued in consideration for the acquisition by the Company or any subsidiary of the Company of the stock or assets of another Person, or (D) the issuance of shares of Common Stock pursuant to stock options granted to employees or directors of the Company under a stock option plan.

(v)      “Securities Act” shall mean the Securities Act of 1933, as amended.

(b)           feiftht to Exchange. So long as any shares of 8% Exchangeable Preferred Stock are outstanding, if the Company proposes to sell or issue New Securities, each share of 8% Exchangeable Preferred Stock shall be exchangeable, at the option of the holder thereof, into such New Securities. If the holder of 8% Preferred Stock elects to exchange any shares of 8% Exchangeable Preferred Stock, then the holder will be entitled to receive New Securities having a purchase price equal to the aggregate Preferred Liquidation Value (calculated including accumulated and unpaid dividends thereon up to the date of exchange) of the 8% Exchangeable Preferred Stock so exchanged.

(c)           Notice to Holders. In the event the Company proposes to issue or sell New Securities, it will give each holder of 8% Exchangeable Preferred Stock written notice of its intention, describing the type of New Security and the price and terms upon which the Company proposes to issue or sell the New Securities, together with such other information as may be required under the Securities Act. Each holder of 8% Exchangeable Preferred Stock will have 20 days from the date of receipt of any such notice to elect to exchange its 8% Exchangeable Preferred Stock for the New Securities based upon the price and the terms specified in the notice by giving written notice to the Company stating the quantity of 8% Exchangeable Preferred Stock it desires to exchange into the New Securities.

(d)           Allocation of New Securities. In the event the holders of ihe 8% Exchangeable Preferred Stock desire to exercise their exchange right hereunder to the extent that the number of New Securities into which the shares of 8% Exchangeable Preferred Stock elected to be exchanged by the holders thereof are exchangeable pursuant to Section 4(b) exceeds the number of

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New Securities the Company has proposed to issue or sell, each holder of 8% Exchangeable Preferred Stock shall be entitled to exchange its 8% Exchangeable Preferred Stock into its respective pro rata share of the New Securities the Company has proposed to issue or sell based on the aggregate number of shares of 8% Exchangeable Preferred Stock held by each holder (excluding, for such purposes, any holder that does not elect to exchange its shares).

(e)           Offer Period. Following the end of the notice period specified in Section 4(c), the Company will have 90 days to sell the New Securities remaining, if any, after the holders of 8% Exchangeable Preferred Stock have exercised their exchange rights at the same price and upon substantially the same terms specified in the Company’s notice described in Section 4(c). So long as any shares of 8% Exchangeable Preferred Stock are outstanding, in the event the Company has not sold the New Securities within such 90-day period, the Company will not thereafter issue or sell any New Securities without first allowing the holders of 8% Exchangeable Preferred Stock to exchange their 8% Exchangeable Preferred Stock into such New Securities in the manner provided in this Section 4.

(f)            No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hcreunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and take all such action as may be necessary or appropriate in order to protect the exchange rights of the holders of the 8% Exchangeable Preferred Stock against impairment.

Section 5.                                            Voting Rights.

(a)           Except as set forth below or as otherwise provided by Delaware law, holders of shares of 8% Exchangeable Preferred Stock shall not be entitled to vote on matters submitted to a vote of the Company’s stockholders. In all cases where the holders of shares of 8% Exchangeable Preferred Stock have the right to vote separately as a class as provided elsewhere herein or otherwise by Delaware law, such holders shall be entitled to one vote for each such share held by them respectively.

(b)           So long as shares of 8% Exchangeable Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of not less than a majority of the shares of 8% Exchangeable Preferred Stock, voting separately as a class:

(i) amend its Amended and Restated Certificate of Incorporation or any other document to alter or change any rights, preferences or privileges of the 8% Exchangeable Preferred Stock;

(ii) authorize another class or series of shares senior to or ranking in parity with the 8% Exchangeable Preferred Stock with respect to dividend preferences or distribution of assets on liquidation; or

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(iii) purchase, redeem or otherwise acquire any Common Stock, either directly or through a subsidiary, excluding the purchase of Common Stock from an employee or consultant of the Company.

Section 6.               Redemption.

(a)           The Company shall have the right, at its sole option and election, to redeem the shares of 8% Exchangeable Preferred Stock, in whole or in part, on not less than sixty (60) days notice of the dale of redemption (any such date a “Redemption Date”) at a price per share (the “Redemption Price”) equal to (A) 100% of the Preferred Liquidation Value plus (B) all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Redemption Date, in immediately available funds.

(b)           Notice of any redemption of shares of 8% Exchangeable Preferred Stock pursuant to Section 6(a) shall be mailed at least thirty (30), but not more than sixty (60), days prior to the applicable Redemption Date to each holder of the shares of 8% Exchangeable Preferred Stock to be redeemed, at such holder’s address as it appears on the transfer books of the Company. In order to facilitate the redemption of shares of 8% Exchangeable Preferred Stock, the Board of Directors may fix a record date for the determination of shares of 8% Exchangeable Preferred Stock to be redeemed, or may cause the transfer books of the Company for the 8% Exchangeable Preferred Stock to be closed, not more than sixty (60) days or less than ten (10) days prior to the applicable Redemption Date.

(c)           Notice of redemption having been given as provided in Section 6(b), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Redemption Date designated in the notice of redemption (i) the snares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of 8% Exchangeable Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on such Redemption Date, in accordance with Section 4 hereof.

Section 7. Reacquired Shares. Any shares of 8% Exchangeable Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. No such share or shares shall be reissued.

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the 8% Exchangeable Preferred Stock without the prior written consent of each holder of 8% Exchangeable Preferred Stock,

Section 10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law. but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidated or otherwise adversely affective the remaining provisions hereof. If a court of competent jurisdiction should determine that a provisions hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

IN WITNESS WHEREOF, Grant Geophysical, Inc. has caused this Certificate of Designations of 8% Exchangeable Preferred Stock to be duly executed by Richard H. Ward, its President, this 13th day of August, 1999.

GRANT GEO PHYSICAL, INC.

By:	/s/ Richard H. Ward
Richard H. Ward
President

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AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GRANT GEOPHYSICAL, INC.

Grant Geophysical, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.             The Company’s original certificate of incorporation was filed with the Secretary of State of Delaware on September 18, 1997, amended and restated on December 18, 1997, amended on June 8, 1998, and amended and restated on August 12, 1999. The Company was originally organized under the name “Grant Acquisition Corporation,” and the Company’s name was changed to “Grant Geophysical, Inc.” by the amendment dated September 30, 1997,

2.             Pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), the Amendment to the Amended and Restated Certificate of Incorporation of the Company contained herein has been duly adopted by resolution of the Hoard of Directors of the Company and approved by written consent of the holders of a majority of the outstanding common stock and voting power of the Company and approved by written consent of the holders of all of the outstanding preferred stock of the Company.

3.             The Amendment to the Amended and Restated Certificate of Incorporation of the Company shall read as follows:

FOURTH. Section 1. Authorized Stock. The Company has the authority to issue an aggregate of 55,000,000 shares of capital stock, of which 50,000,000 shares shall be designated Common Stock, $0.001 par value per share, and 5,000,000 shares shall be designated Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

Section 2. Preferred Stock. Preferred Stock may be issued from time to time in one or more series or classes as shall be determined from time to time by the Board of Directors. Preferred Stock, and each series or class thereof, shall have such voting rights, designations, preferences and relative, participating, optional and other special rights, qualifications, limitations or restrictions as shall be slated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

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IN WITNESS WHEREOF, the Company has caused this Amendment to the Amended and Restated Certificate of Incorporation of the Company to be executed in its corporate name by Richard H Ward, its duly authorized President and Chief Executive Officer, this 25th day of October, 1999.

GRANT GEOPHYSICAL, INC.

By:	/s/ Richard H. Ward
Richard H. Ward President and Chief Executive Officer

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CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATIONS

OF

8% EXCHANGEABLE PREFERRED STOCK

OF

GRANT GEOPHYSICAL, INC.

(Pursuant to Section 151(g) of the Delaware General Corporation Law)

Grant Geophysical, Inc., a corporation organized and existing under the taws of the State of Delaware (the “Company”), hereby certifies that, pursuant to the authority contained in its Amended and Restated Certificate of Incorporation and in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law, the Board of Directors of the Company on October 22, 1999, duly approved and adopted the following amendment (this “Amendment”) to the Certificate of Designations of 8% Exchangeable Preferred Stock (the “Certificate of Designations”) filed by the Company with the Secretary of State of Delaware on August 13,1999.

Section 1 of the Certificate of Designations entitled “Designation and Amount” is hereby amended and restated in its entirety at follows:

Section 1. Designation and Amount.  The shares of such series shall be designated as “8% Exchangeable Preferred Stock” (the “8% Exchangeable Preferred Stock”) and the number of shares constituting the 8% Exchangeable Preferred Stock shall be one hundred fifty thousand (150,000).  Such number of shares may be increased or decreased at any time by resolution of the Board of Directors; provided, however, no decrease shall reduce the number of shares of 8% Exchangeable Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants for, or upon the conversion or exchange of nay outstanding securities issued by the Company convertible or exchangeable into 8% Exchangeable Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Certificate of Designations to be duly executed by Richard H. Ward; its duly authorized President and Chief Executive Officer, this 25th day of October, 1999.

GRANT GEOPHYSICAL, INC.

By:	/s/ Richard H. Ward
Richard H. Ward President and Chief Executive Officer

CERTIFICATE OF DESIGNATIONS

of

8% CONVERTIBLE PREFERRED STOCK

of

GRANT GEOPHYSICAL, INC.

(Pursuant to Section 151(g) of the
Delaware General Corporation Law)

Grant Geophysical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted at a meeting of the board of directors of the Company (the “Board of Directors”) dated December 7, 1999 pursuant to Section 151(g) of the Delaware General Corporation Law:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors hereby creates a series of Preferred Stock, par value $0,001 per share, of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows.

Section 1. Designation and Amount. The shares of such series shall be designated as “8% Convertible Preferred Stock” (the 8% Convertible Preferred Stock”) and the number of shares constituting the 8% Convertible Preferred Stock shall be one million (1,000,000). Such number of shares may be increased or decreased at any time by resolution of the Board of Directors; provided, however, no decrease shall reduce the number of shares of 8% Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants for, or upon the conversion or exchange of any outstanding securities issued by the Company convertible or exchangeable into 8% Convertible Preferred Stock.

Section 2. Liquidation. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Company, out of the assets available for distribution to shareholders, the 8% Convertible Preferred Stock shall be entitled to receive, in preference to any payment to the common fixed for distribution (the “Preferred Liquidation Value”). After the 8% Convertible Preferred Stock has been paid, the remaining assets shall be paid to the Common Stock and other junior classes of stock in accordance with their respective priority, if any. In the event the net assets of the Company are insufficient to pay the holders of the 8% Convertible Preferred Stock the full amount of their preference set forth above, then the remaining net assets of the Company shall be divided among and paid to the holders of the shares of 8% Convertible Preferred Stock ratably per share in proportion to the full per share amounts to which they are entitled, and the Common Stock and other junior classes of stock will receive nothing.

Section 3. Dividends. The 8% Convertible Preferred Stock is entitled to receive, out of legally available funds, cumulative dividends (“Preferred Dividends”) from the issuance date thereof at the annual rate of eight percent (8%) of the Preferred Liquidation Value per share. All Preferred Dividends shall be payable quarterly on the first business day of each January, April, July and October of each year (each, a “Dividend Payment Date”) commencing on April 1, 2000, to each holder of record at the start of business on such Dividend Payment Date.  Preferred Dividends shall begin to accrue on outstanding shares of 8% Convertible Preferred Stock and to accumulate from the issuance date of such shares whether or not earned or declared, but Preferred Dividends for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 365-day year for the actual number of days elapsed. Interest shall accrue on accumulated but unpaid Preferred Dividends at the Default Rate (as defined below). At the Company’s option, any Preferred Dividend may be paid, in whole or in part, in fully paid and non-assessable shares of 8% Convertible Preferred Stock having an aggregate Preferred Liquidation Value equal to the amount of the cash dividend that otherwise would have been required to be paid pursuant to this Section 3. The “Default Rate” shall be 12% per annum.

Section 4. Conversion. The holders of the 8% Convertible Preferred Stock have conversion rights as follows:

(a)           Definitions, For purposes of this Section 4, the following definitions shall apply:

(i) “Issuance Date” shall mean, with respect to the 8% Convertible Preferred Stock, the first date on which the Company issued any shares of such 8% Convertible Preferred Stock.

(ii) “Conversion Price” shall mean, with respect to the 8% Convertible Preferred Stock, the price, determined pursuant to this Section 4, at which shares of Common Stock shall be deliverable upon conversion of shares of such 8% Convertible Preferred Stock.

detennined by dividing the Preferred Liquidation Value (calculated including accumulated and unpaid dividends thereon up to the date of conversion) by the Conversion Price applicable to such 8% Convertible Preferred Stock in effect at the time of conversion. For purposes of determining the number of shares of Common Stock into which the 8% Convertible Preferred Stock is convertible, the initial Conversion Price shall be $3.00.

(c)         Mechanics of Conversion. Each holder of 8% Convertible Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the 8% Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall stale the number of shares of 8% Convertible Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of 8% Convertible Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(d)        Adjustments to Conversion Price. The Conversion Price in effect from time to time for the 8% Convertible Preferred Stock shall be subject to adjustment in certain cases as follows:

(») Stock Dividends. In the event the Company at any time or from time to time after the original Issuance Date shall declare or pay any dividend on the Common Stock or other class or series of Preferred Stock payable in Common Stock, then and in any such event, the then applicable Conversion Price of the 8% Convertible Preferred Stock shall be proportionately decreased upon the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid the only proportional decrease in the then applicable Conversion Price will be with respect to the number of shares of Common Stock actually issued in such dividend, and such shares will be deemed to have been issued as of the close of business on such record date, and the Conversion Price shall be recomputed accordingly.

(ii) Adjustments for Subdivisions, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided, by stock split or otherwise, into a greater number of shares of Common Stock, the Conversion Price applicable to the 8% Convertible Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price applicable to the 8% Convertible Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be

(iii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the 8% Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4(d)(ii) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the 8% Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of share of Common Stock that would have been subject to receipt by the holders upon conversion of the 8% Convertible Preferred Stock immediately before that change, subject to further adjustment as provided in this Section 4.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of 8% Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of 8% Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of 8% Convertible Preferred Stock.

(f) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the 8% Convertible Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 8% Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.

(g) No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and take all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the 8% Convertible Preferred Stock against impairment.

Section 5.              Voting Rights.

(a)           Except as set forth below or as otherwise provided by Delaware law, holders of shares of 8% Convertible Preferred Stock shall not be entitled to vote as a separate class, but shall vote together with the holders of shares of all other classes of capital stock of the Company having general voting powers as one class, on all matters submitted to a vote of the Company’s stockholders. Each holder of shares of 8% Convertible Preferred Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which the holder’s 8% Convertible Preferred Stock is convertible (as adjusted pursuant to Section 4), at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed.  In all cases where the holders of shares of 8% Convertible Preferred Stock have the right to vote separately as a class as provided elsewhere herein or otherwise by Delaware law, such holders shall be entitled to one vote for each such share held by them respectively.

(b)           Without the affirmative vote of the holders of not less than a majority of the shares of 8% Convertible Preferred Stock, voting together as a single class, the Company shall not:

(i) amend its Amended and Restated Certificate of Incorporation or any other document to alter or change any rights, preferences or privileges of the 8% Convertible Preferred Stock;

(ii) authorize another class or scries of shares senior to or ranking in parity with the 8% Convertible Preferred Stock with respect to distribution of assets on liquidation; or

(iii) purchase, redeem or otherwise acquire any Common Stock, either directly or through a subsidiary, excluding the purchase of Common Stock from an employee or consultant of the Company.

Section 6.              Redemption,

(a)            The Company shall have the right, at any time and at its sole option and election, to redeem the shares of 8% Convertible Preferred Stock, in whole or in part, on such date as may be specified in a notice of redemption given as provided in Section 6(b) (any such date a “Redemption Date”) at a price per share (the “Redemption Price”) equal to (A) 100% of the Preferred Liquidation Value (which includes dividends thereon, whether or not declared or payable, to the applicable Redemption Date) in immediately available funds.

order to facilitate the redemption of shares of 8% Convertible Preferred Stock, the Board of Directors may fix a record date for the determination of shares of 8% Convertible Preferred Stock to be redeemed, or may cause the transfer books of the Company for the 8% Convertible Preferred Stock to be closed, not more than sixty (60) days or less than ten (10) days prior to the applicable Redemption Date.

(c) Notice of redemption having been given as provided in Section 6(b), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Redemption Date designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of 8% Convertible Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on such Redemption Date, in accordance with Section 4 hereof.

Section 7. Reacquired Shares. Any shares of 8% Convertible Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. No such shares shall be reissued.

Section 8. Preemptive Rights. Except as provided herein, the 8% Convertible Preferred Stock is not entitled to any preemptive rights in respect of any securities of the Company

Section 9. Amendment and Waiver. The Company may not amend this Certificate of Designations or waive compliance with any of the provisions hereof without, in either instance, the affirmative vote (at a meeting) or the written consent (with or without a meeting) of the holders of a majority of the shares of 8% Convertible Preferred Stock; provided that no such action will change the dividend rate, the Preferred Liquidation Value or the amount payable on redemption of the 8% Convertible Preferred Stock without the prior written consent of each holder of 8% Convertible Preferred Stock.

Section 10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidated or otherwise adversely affective the remaining provisions hereof.  If a court of competent jurisdiction should determine that a provisions hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under

IN WITNESS WHEREOF, Grant Geophysical, Inc. has caused this Certificate of Designations of 8% Convertible Preferred Stock to be duly executed by Richard H. Ward, its President, this 14th day of January, 2000.

GRANT GEOPHYSICAL, INC.

By:	/s/ Richard R Ward
Richard R Ward
President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATIONS

OF

8% EXCHANGEABLE PREFERRED STOCK

OF

GRANT GEOPHYSICAL, INC.

(Pursuant to Section 151(g) of the Delaware General Corporation Law)

Grant Geophysical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, pursuant to the authority contained in its Amended and Restated Certificate of Incorporation and in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law, the Board of Directors of the Company, on January 1, 2000, duly approved and adopted the following amendment (this “Amendment”) to the Certificate of Designations of 8% Exchangeable Preferred Stock (the “Certificate of Designations”) filed by the Company with the Secretary of State of Delaware on August 13,1999.

Section 1 of the Certificate of Designations entitled “Designation and Amount” is hereby amended and restated in its entirety as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “8% Exchangeable Preferred Stock” (the “8% Exchangeable Preferred Stock”) and the number of shares constituting the 8% Exchangeable Preferred Stock shall be one hundred sixty thousand (160,000). Such number of shares may be increased or decreased at any time by resolution of the Board of Directors; provided, however, no decrease shall reduce the number of shares of 8% Exchangeable Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants for, or upon the conversion or exchange of any outstanding securities issued by the Company convertible or exchangeable into 8% Exchangeable Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Amendmentt to the Certificate of Designations to be duly executed by Richard H. Ward, its duly authorized President and Chief Executive Officer, this 21st day of January, 2000.

GRANT GEOPHYSICAL, INC.

By:	/s/ Richard H. Ward
Richard H. Ward President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATIONS

OF

8% CONVERTIBLE PREFERRED STOCK

OF

GRANT GEOPHYSICAL, INC.

Grant Geophysical, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.             The Corporation’s original Certificate of Designations of 8% Convertible Preferred Stock (the “Certificate of Designations”) was filed with the Secretary of State of Delaware on August 13,1999.

2.             Pursuant to Section 9 of the Certificate of Designations, the amendment to the Certificate of Designations contained herein has been duly adopted by resolution of the Board of Directors of the Corporation and approved by the written consent of the holders of a majority of the Corporation’s issued and outstanding shares of 8% Convertible Preferred Stock, acting separately as a class. Such amendment has also been approved by the written consent of the holders of a majority of the issued and outstanding shares of the Corporation’s Common Stock and the Corporation’s Preferred Stock (considering such shares on an “as converted” basis as provided for in the Certificate of Designations), acting together as a single class.

3.             The Certificate of Designations is hereby amended by deleting Section 4(f) in its entirety and replacing the text thereof with the following:

“(f) FRACTIONAL SHARES. Fractional shares of Common Stock may be issued upon conversion of the 8% Convertible Preferred Stock; provided, however, in lieu of issuing any fractional shares, the Company may pay in cash the fair value thereof as of the time when holders entitled to receive such fractions are determined.”

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed at 3:00 p.m. Central Daylight Savings Time on this 14th day of October, 2003.

GRANT GEOPHYSICAL, INC.

By:	/s/ Richard Miles
Richard Miles
President

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GRANT GEOPHYSICAL, INC.

Grant Geophysical, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.             The Corporation’s original certificate of incorporation was filed with the Secretary of State of Delaware on September 18, 1997, amended and restated on December 18, 1997, amended on June 8, 1998, amended and restated on August 12, 1999, and amended on October 25, 1999 (as so amended, the “Amended and Restated Certificate of Incorporation”). The Corporation was originally incorporated under the name “Grant Acquisition Corporation,” and the Corporation’s name was changed to “Grant Geophysical, Inc.” by an amendment to the original certificate of incorporation dated September 30,1997.

2.             Pursuant to Section 242 of the Delaware General Corporation Law, the amendment to the Amended and Restated Certificate of Incorporation contained herein has been duly adopted by resolution of the Board of Directors of the Corporation and approved by the written consent of the holders of a majority of the Corporation’s issued and outstanding shares of capital stock entitled to vote thereon.

3.             The Amended and Restated Certificate of Incorporation is hereby amended by deleting Article FOURTH in its entirety and substituting the following in the place thereof:

“FOURTH. Section 1. Authorized Stock. The Corporation has the authority to issue an aggregate of 10,000,000 shares of capital stock, of which 5,000,000 shares shall be designated Common Stock (the “Common Stock), $0.001 par value per share, and 5,000,000 shares shall be designated Preferred Stock, $0.001 par value per share (the “Preferred Stock’).

Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation containing this paragraph, every Seven Hundred Thousand (700,000) shares of Common Stock issued and outstanding immediately prior to the Effective Date will be combined and changed into and automatically become one (1) outstanding share of Common Stock (the “Reverse Stock Split’), and the authorized shares of Common Stock of the Corporation shall be as set forth above in this Amended and Restated Certificate of Incorporation. No fractional shares shall be issued in connection with the Reverse Stock Split. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof in an amount equal to $1,750.00 multiplied by the fraction which such holder would otherwise be entitled to receive. All shares of Common Stock (including fractions thereof) issuable upon combination of more

1

than one share of Common Stock by a holder thereof shall be aggregated for purposes of determining the fractional share payment to which such holder may be entitled.

Section 2. Preferred Stock. Preferred Stock may be issued from time to time in one or more series or classes as shall be determined from time to time by the Board of Directors. Preferred Stock, and each series or class thereof, shall have such voting rights, designations, preferences and relative, participating, optional and other special rights, qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.”

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed at 3:45 p.m. Central Daylight Savings Time on this 15th day of October, 2003.

GRANT GEOPHYSICAL, INC.

By:	/s/ Richard Miles
Richard Miles
President

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GRANT GEOPHYSICAL, INC.

Grant Geophysical, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST: That by a consent action of the directors of the Company, the Company adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company and declared such amendment to be advisable and submitted it to a vote of all stockholders of the Company entitled to vote thereon, in accordance with the Delaware General Corporation Law (the “DGCL”). The resolution setting forth the proposed amendment is as follows:

RESOLVED, that First Article of the Certificate of Incorporation is amended to read as follows:

“The name of the corporation is Geokinetics International Holdings, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, a majority of the stockholders of the Company have given written consent to such amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD: That such amendment was duly adopted in accordance with the applicable provisioas of Sections 242 and 228 of the DGCL.

FOURTH: The Certificate of Amendment shall be effective when filed by the Secretary of State.

IN WITNESS WHEREOF, Grant Geophysical, Inc. has caused this certificate to be signed by its authorized officer, this 31st May of October, 2007.

GRANT GEOPHYSICAL, INC.

By:
Chin Yu, Vice President